Exhibit 99.1

Impinj Reports First Quarter 2020 Financial Results

SEATTLE, WA, Apr. 27, 2020– Impinj, Inc. (NASDAQ: PI), a leading provider and pioneer of RAIN RFID solutions, today released its financial results for the first quarter ended March 31, 2020.

“Our first-quarter revenue was strong, setting another company record,” said Chris Diorio, Impinj co-founder and CEO. “Despite the prevailing sentiment in many of our end markets being negative, there are bright spots as well, such as in omnichannel retail and supply chain and logistics. Regardless, considering the significant uncertainties looking forward, we feel it is prudent to not give quantitative guidance for the second quarter.”

First Quarter 2020 Financial Summary

•	Revenue of $47.8 million
•	GAAP gross margin of 44.7%; non-GAAP gross margin of 46.1%
•	GAAP net loss of $4.3 million, or loss of $0.19 per diluted share using 22.4 million shares
•	Adjusted EBITDA of $3.0 million
•	Non-GAAP net income of $2.9 million, or income of $0.13 per diluted share using 23.0 million shares

A reconciliation between GAAP and non-GAAP information is contained in the tables below. Additionally, descriptions of these non-GAAP financial measures are provided in the “Non-GAAP Financial Measures” sections below.

Second Quarter 2020 Financial Considerations

Impinj is continuing to monitor the impact of the Covid-19 pandemic on its business, including how the pandemic will affect customers, end-users, suppliers and other business partners. However, given the uncertainty regarding the duration and severity of the epidemiological, economic and operational impacts of Covid-19, as of the date of this report Impinj cannot reasonably estimate the pandemic’s impact on its operating results for the second quarter of 2020 or future periods.

For additional information regarding the impact of the Covid-19 pandemic’s impact on our business, operating results, financial condition and prospects, please see Impinj’s Quarterly Report on Form 10-Q expected to be filed on the date hereof.

Conference Call Information

Impinj will host a conference call today, Apr. 27, 2020 at 5:00 p.m. ET / 2:00 p.m. PT for analysts and investors to ask questions on its first quarter 2020 results. Open to the public, investors may access the call by dialing +1-412-317-5196. A live webcast of the conference call will also be accessible on our website at investor.impinj.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing +1-412-317-0088 and entering passcode 10142298.

Management’s prepared written remarks, along with quarterly financial data, will be made available on our website at investor.impinj.com commensurate with this release.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the market for RAIN RFID, our strategy, prospects, the impact of the Covid-19 pandemic, and financial considerations for the second quarter of 2020 and future periods. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update this information unless required by law.

About Impinj

Impinj (NASDAQ: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things—such as apparel, automobile parts, luggage, and shipments—to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

Impinj is a registered trademark of Impinj, Inc. All other trademarks are the property of their owners.

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For more information, contact:

Investor Relations

ir@impinj.com

+1-206-315-4470

IMPINJ, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value, unaudited)

	March 31, 2020	December 31, 2019 (1)
Assets:
Current assets:
Cash and cash equivalents	$83,722	$66,898
Short-term investments	35,497	49,597
Accounts receivable, net	28,106	23,735
Inventory	31,763	34,153
Prepaid expenses and other current assets	1,892	2,386
Total current assets	180,980	176,769
Property and equipment, net	16,923	17,442
Operating lease right-of-use assets	15,844	16,501
Other non-current assets	579	453
Goodwill	3,881	3,881
Total assets	$218,207	$215,046
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$6,748	$5,600
Accrued compensation and employee related benefits	3,926	5,859
Accrued liabilities	4,699	3,755
Current portion of operating lease liabilities	3,469	3,380
Current portion of deferred revenue	661	551
Other current liabilities	161	352
Total current liabilities	19,664	19,497
Long-term debt, net of current portion	51,755	50,876
Operating lease liabilities, net of current portion	17,995	18,907
Deferred revenue, net of current portion	258	213
Long-term liabilities — other	316	314
Total liabilities	89,988	89,807

Stockholders' equity:
Common stock, $0.001 par value	23	22
Additional paid-in capital	395,160	387,926
Accumulated other comprehensive income	105	34
Accumulated deficit	(267,069)	(262,743)
Total stockholders' equity	128,219	125,239
Total liabilities and stockholders' equity	$218,207	$215,046
(1) Certain immaterial amounts on our condensed consolidated balance sheets in prior periods have been reclassified to conform with current period presentation.

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$47,822	$33,063
Cost of revenue	26,428	17,190
Gross profit	21,394	15,873
Operating expenses:
Research and development	11,057	8,561
Sales and marketing	7,490	8,549
General and administrative	6,242	5,695
Total operating expenses	24,789	22,805
Loss from operations	(3,395)	(6,932)
Other income, net	409	321
Interest expense	(1,312)	(429)
Loss before income taxes	(4,298)	(7,040)
Income tax expense	(28)	(28)
Net loss	$(4,326)	$(7,068)
Net loss per share — basic and diluted	$(0.19)	$(0.33)
Weighted-average shares — basic and diluted	22,412	21,544

IMPINJ, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2020	2019
Operating activities:
Net loss	$(4,326)	$(7,068)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,168	1,155
Stock-based compensation	5,221	3,477
Accretion of discount or amortization of premium on short-term investments	(4)	(197)
Amortization of debt issuance costs and debt discount	879	18
Changes in operating assets and liabilities:
Accounts receivable	(4,371)	504
Inventory	2,390	3,506
Prepaid expenses and other assets	368	423
Deferred revenue	155	167
Accounts payable	1,096	949
Accrued compensation and employee related benefits	(1,933)	(3,279)
Operating lease right-of-use assets	657	419
Operating lease liabilities	(823)	(739)
Accrued liabilities and other liabilities	1,368	(66)
Net cash provided by (used in) operating activities	1,845	(731)
Investing activities:
Purchases of investments	—	(22,222)
Proceeds from maturities of investments	14,175	22,944
Purchases of property and equipment	(1,112)	(305)
Net cash provided by investing activities	13,063	417
Financing activities:
Principal payments on finance lease obligations	(98)	(147)
Payments on term and equipment loans	—	(250)
Proceeds from exercise of stock options and employee stock purchase plan	2,014	1,842
Net cash provided by financing activities	1,916	1,445
Net increase in cash and cash equivalents	16,824	1,131
Cash and cash equivalents
Beginning of period	66,898	17,530
End of period	$83,722	$18,661

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use non-GAAP financial measures by financial statement line items that exclude, if applicable for the periods presented, the effects of stock-based compensation, depreciation, investigation costs, restructuring costs and other expenses that we believe do not reflect our core operating performance. Our key non-GAAP performance measures include adjusted EBITDA and non-GAAP net income (loss), the definitions of which are below. We use adjusted EBITDA and non-GAAP net income (loss) as key measures to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. We believe excluding those items can provide useful information for period-to-period comparisons of our business to allow investors and others to understand and evaluate our operating results in the same manner as it does for our management and board of directors. Our presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; other income, net; interest expense; loss on debt extinguishment and income tax benefit (expense).

Non-GAAP Net Income (Loss)

We define non-GAAP net income (loss) as net income (loss) determined in accordance with GAAP, excluding, if applicable for the periods presented, the effects of stock-based compensation; depreciation; investigation costs; restructuring costs; amortization of debt discount related to the equity component of our senior convertible notes; and prepayment penalty on debt extinguishment. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability and equity components in a manner that reflects our non-convertible debt borrowing rate. This results in the debt component being treated as though it was issued at a discount, with the debt discount being amortized as additional non-cash interest expense over the term of the notes using the effective interest method. As a result, we believe that excluding this non-cash interest expense attributable to the debt discount in calculating our non-GAAP net income (loss) is useful because this interest expense is not indicative of our ongoing operational performance. We incurred prepayment penalty on debt extinguishment in connection with the December 2019 repayment of our senior credit facility, which was included in loss on debt extinguishment in our condensed consolidated statements of operations. Because of the non-recurring nature of the prepayment fees, we believe this expense is not representative of ongoing operation costs.

IMPINJ, INC.

RECONCILIATIONS OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(in thousands, except percentages, unaudited)

	Three Months Ended
	March 31,
	2020	2019
GAAP Gross margin	44.7%	48.0%
Adjustments:
Depreciation	1.0%	1.6%
Stock-based compensation	0.4%	0.4%
Non-GAAP Gross margin	46.1%	50.0%

GAAP Net loss	$(4,326)	$(7,068)
Adjustments:
Depreciation	1,168	1,155
Stock-based compensation	5,221	3,477
Other income, net	(409)	(321)
Interest expense	1,312	429
Income tax expense	28	28
Adjusted EBITDA	$2,994	$(2,300)

GAAP Net loss	$(4,326)	$(7,068)
Adjustments:
Depreciation	1,168	1,155
Stock-based compensation	5,221	3,477
Amortization of debt discount	854	—
Non-GAAP Net income (loss)	$2,917	$(2,436)
Non-GAAP Net income (loss) per share:
Basic	$0.13	$(0.11)
Diluted	$0.13	$(0.11)
GAAP and non-GAAP Weighted-average shares — basic	22,412	21,544

GAAP Weighted-average shares — diluted	22,412	21,544
Dilutive shares from stock plans	589	—
Non-GAAP Weighted-average shares — diluted	23,001	21,544